WAIVER

This waiver (the “Waiver”) to certain provisions of the RRA (as defined below), is dated and entered into as of the 15th of October, 2009, by and among QKL Stores, Inc., a Delaware corporation (the “Company”) and Vision Opportunity China LP, who is the holder of greater than 50% of the outstanding Registrable Securities (the “Majority Shareholder”), pursuant to Section 8(f) of the RRA. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the RRA.

WHEREAS, the Company and the Majority Shareholder entered into a Registration Rights Agreement (“RRA”), dated as of March 28, 2008, by and among the Company and the Purchasers signatory thereto; and

WHEREAS, the Company has filed a Registration Statement on Form S-1 with the Securities and Exchange Commission on September 28, 2009 (File No. 333-162150) in contemplation of a public offering (the “Offering) of its common stock, $.001 par value.

WHEREAS, pursuant to Section 8(d) of the RRA the Company is required to notify the Purchasers of a filing with the Commission of a registration statement relating to an offering for the Company’s own account, if at such time there is not an effective Registration Statement providing for the resale of the Remaining Registrable Securities, and to cause the registration of all Remaining Registrable Securities on such registration statement which the Company has been requested to register by the Purchasers pursuant to Section 8(d); and

WHEREAS, pursuant to Section 8(f) of the RRA, the Majority Shareholder must consent to any amendment or waiver of any provision of the RRA;

NOW THEREFORE, the undersigned hereby agree as follows:

1.
Waiver.  The Majority Shareholder hereby agrees, solely in connection with the registration of the Company’s securities on a registration statement in connection with the Offering, to waive in all respects the notice and piggyback registration rights pursuant to Section 8(d) of the RRA.

2.	Effect on RRA. Except as set forth above, the RRA and any other documents related thereto, shall remain in full force and effect and are hereby ratified and confirmed.

3.
Governing Law; Jurisdiction. This Waiver shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

4.
Counterparts. This Waiver may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

5.
Severability. If any provision of this Waiver shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Waiver or the validity or enforceability of this Waiver in any other jurisdiction.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed as of the date first indicated above.

The Company:

QKL STORES, INC.

By:	/s/ Zhuangyi Wang
Name: Zhuangyi Wang
Title: CEO

The Majority Shareholder:

VISION OPPORTUNITY CHINA LP

By:	/s/ Adam Benowitz
Name: Adam Benowitz
Title: Authorized Signatory

No. of Registrable Securities: 13,505,295